Exhibit 99.1

Jamf Announces Fourth Quarter and Fiscal Year 2020 Financial Results

●	Q4 total revenue grew 34% year-over-year to $76.4 million; fiscal year total revenue grew 32% to $269.5 million
•	Q4 recurring revenue grew 40% year-over-year to $70.0 million; fiscal year recurring revenue grew 42% to $249.2 million
●	ARR grew 37% year-over-year to $285.3 million as of December 31, 2020

MINNEAPOLIS, MN – March 4, 2021 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights:

●	ARR: ARR increased 37% year-over-year to $285.3 million as of December 31, 2020.
●	Revenue: Total revenue was $76.4 million, an increase of 34% year-over-year. Recurring revenue was $70.0 million, an increase of 40% year-over-year.
●	Gross Profit: GAAP gross profit was $59.5 million, or 78% of total revenue, compared to $41.6 million, or 73% of total revenue, in the fourth quarter of 2019. Non-GAAP Gross Profit was $62.7 million, or 82% of total revenue, compared to $44.3 million, or 78% of total revenue, in the fourth quarter of 2019.
●	Operating Loss/Income: GAAP operating loss was $11.9 million, compared to $9.9 million in the fourth quarter of 2019. Non-GAAP Operating Income was $3.0 million, or 4% of total revenue, compared to Non-GAAP Operating Loss of $0.8 million in the fourth quarter of 2019.
●	Cash Flow: Cash flow provided by operations was $19.7 million, compared to $6.5 million in the fourth quarter of 2019. Unlevered free cash flow was $19.1 million, or 25% of total revenue, compared to $10.4 million, or 18% of total revenue in the fourth quarter of 2019.

Fiscal Year 2020 Financial Highlights:

●	Revenue: Total revenue was $269.5 million, an increase of 32% year-over-year. Recurring revenue was $249.2 million, an increase of 42% year-over-year.
●	Gross Profit: GAAP gross profit was $208.7 million, or 77% of total revenue, compared to $148.0 million, or 73% of total revenue, in fiscal year 2019. Non-GAAP Gross Profit was $220.3 million, or 82% of total revenue, compared to $158.5 million, or 78% of total revenue, in fiscal year 2019.
•

Operating Loss/Income: GAAP operating loss was $14.5 million, compared to $20.3 million in fiscal year 2019. Non-GAAP Operating Income was $30.4 million, or 11% of total revenue, compared to $16.5 million, or 8% of total revenue in fiscal year 2019.

●	Cash Flow: Cash flow provided by operations was $52.7 million, compared to $11.9 million in fiscal year 2019. Unlevered free cash flow was $66.2 million, or 25% of total revenue, compared to $26.8 million, or 13% of total revenue in fiscal year 2019.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains reconciliations of these non-GAAP financial measures.

“We finished 2020 with high growth across every product, geography, and the top 10 industries we serve, demonstrating the strength and diversity of our platform,” said Dean Hager, CEO of Jamf. “As we look to 2021, we’ll continue to expand the breadth and depth of our Apple Enterprise Management platform to enhance our value to customers and accelerate further penetration of Apple in the enterprise.”

Recent Business Highlights:

●	Achieved our goal of powering 20 million Apple devices by the end of 2020, a goal we set in 2015. We ended the year with 20.4 million Apple devices on our platform across more than 47,000 customers.
•	Awarded two U.S. patents for innovative workflow solutions, Jamf Setup and Jamf Reset, and Virtual Visits.
●	Expanded education offering with several new capabilities in Jamf School, including an enhanced Jamf Teacher app allowing teachers to use a Mac to manage student iPads, as well as enhanced student connectivity with batch activation capabilities for cellular-enabled student iPad devices, ensuring student equity is improved from the moment the iPad is activated.
●	Enhanced security offerings via Jamf Protect with new audit logging capabilities and a customer-facing API, allowing customers to access Jamf Protect data on-demand and to make changes right within the app.
•	Completed the acquisition of the assets of cmdSecurity, a suite of security and compliance tools purpose-built for macOS, extending the security capabilities of our platform.
•	Expanded the availability of Jamf business plan, originally launched in Q4 to new customers, to current customers in February 2021.
•

Received certification as a “Great Place to Work®,” with employee experience statistics well ahead of the averages for U.S.-based companies, including 96% of employees indicating they are proud to work at Jamf.

Financial Outlook:

For the first quarter of fiscal year 2021, the company currently expects:

•	Total revenue of $76 to $77 million
•	Non-GAAP Operating Income of $6 to $7 million

For the full year 2021, the company currently expects:

•	Total revenue of $330 to $336 million
•	Non-GAAP Operating Income of $27 to $31 million

Conference Call Information:

Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on March 4, 2021. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through Thursday, March 11, 2021. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 7943058#.

Non-GAAP Financial Measures:

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income, Non-GAAP Operating Income Margin, Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense, acquisition-related expenses, acquisition-related earnout, costs associated with our secondary offering, foreign currency transaction loss and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the company's management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.

Jamf is not providing a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, costs associated with our secondary offering, amortization and stock-based compensation. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income. However, for the first quarter of 2021 and full year 2021 amortization is expected to be approximately $8.4 million and $33.8 million, respectively. In addition, for the first quarter of 2021 and full year 2021 stock-based compensation is expected to be approximately $3 million and $54 million, respectively.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; our ability to develop and expand our marketing and sales capabilities; the risks associated with sales to new and existing enterprise customers; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; the impact of any catastrophic events; the impact of global economic conditions; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; and the risks associated with our use of open source software in our products.

Additional information concerning these and other factors can be found in the company’s filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect Jamf’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf

Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.

Investor Contact:

Jennifer Gaumond

ir@jamf.com

Media Contact:

Aleena Kaleem

media@jamf.com

Jamf Holding Corp.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31,	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$194,868	$32,433
Trade accounts receivable, net of allowances of $530 and $200	69,056	46,513
Income taxes receivable	632	14
Deferred contract costs	9,959	5,553
Prepaid expenses	13,283	10,935
Other current assets	1,113	3,133
Total current assets	288,911	98,581

Equipment and leasehold improvements, net	12,755	12,477
Goodwill	541,480	539,818
Other intangible assets, net	202,878	235,099
Deferred contract costs	26,770	16,234
Other assets	5,359	2,599

Total assets	$1,078,153	$904,808

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$6,967	$3,684
Accrued liabilities	31,574	26,927
Income taxes payable	713	819
Deferred revenues	160,443	120,089
Total current liabilities	199,697	151,519

Deferred revenues, noncurrent	45,507	20,621
Deferred tax liability, net	6,422	18,133
Debt	—	201,319
Other liabilities	11,046	9,338
Total liabilities	262,672	400,930

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	117	103
Additional paid‑in capital	903,116	568,756
Accumulated deficit	(87,752)	(64,981)
Total stockholders’ equity	815,481	503,878

Total liabilities and stockholders’ equity	$1,078,153	$904,808

Jamf Holding Corp.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription	$70,044	$50,093	$249,192	$175,189
Services	4,459	4,479	14,525	19,008
License	1,923	2,449	5,734	9,830
Total revenue	76,426	57,021	269,451	204,027

Cost of revenue:
Cost of subscription(1) (exclusive of amortization expense shown below)	11,196	9,114	39,323	31,539
Cost of services(1) (exclusive of amortization expense shown below)	2,976	3,635	10,712	14,224
Amortization expense	2,719	2,678	10,753	10,266
Total cost of revenue	16,891	15,427	60,788	56,029

Gross profit	59,535	41,594	208,663	147,998

Operating expenses:
Sales and marketing(1)	30,516	22,156	96,251	71,006
Research and development(1)	15,149	13,376	52,431	42,829
General and administrative(1)	20,091	10,427	51,904	32,003
Amortization expense	5,634	5,530	22,575	22,416
Total operating expenses	71,390	51,489	223,161	168,254

Loss from operations	(11,855)	(9,895)	(14,498)	(20,256)

Interest expense, net	(66)	(4,998)	(10,741)	(21,423)
Loss on extinguishment of debt	—	—	(5,213)	—
Foreign currency transaction gain (loss)	(251)	59	(722)	(1,252)
Other income, net	—	55	91	220
Loss before income tax benefit	(12,172)	(14,779)	(31,083)	(42,711)

Income tax benefit	3,207	3,530	8,312	10,111

Net loss	$(8,965)	$(11,249)	$(22,771)	$(32,600)

Net loss per share, basic and diluted	$(0.08)	$(0.11)	$(0.21)	$(0.32)

Weighted-average shares used to compute net loss per share, basic and diluted	116,647,340	102,825,965	108,908,597	102,752,092

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$342	$38	$732	$194
Services	77	—	139	—
Sales and marketing	851	112	1,748	460
Research and development	712	110	1,533	394
General and administrative	858	385	2,591	1,413
	$2,840	$645	$6,743	$2,461

Jamf Holding Corp.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(22,771)	$(32,600)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	38,168	36,807
Amortization of deferred contract costs	9,647	6,250
Amortization of debt issuance costs	773	1,120
Provision for bad debt expense and returns	1,024	279
Loss (gain) on disposal of equipment and leasehold improvements	(29)	(17)
Loss on extinguishment of debt	5,213	—
Share‑based compensation	6,743	2,461
Deferred tax benefit	(8,675)	(11,247)
Adjustment to contingent consideration	(1,000)	200
Other	(263)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(23,170)	(14,741)
Income tax receivable/payable	(766)	559
Prepaid expenses and other assets	(4,119)	(4,585)
Deferred contract costs	(24,589)	(17,050)
Deferred taxes	145	—
Accounts payable	3,888	1,138
Accrued liabilities	5,501	6,390
Deferred revenue	65,125	36,998
Other liabilities	1,898	(58)
Net cash provided by operating activities	52,743	11,904

Cash flows from investing activities
Acquisition, net of cash acquired	(2,512)	(40,173)
Purchases of equipment and leasehold improvements	(4,368)	(7,190)
Proceeds from sale of equipment and leasehold improvements	4	—
Net cash used in investing activities	(6,876)	(47,363)

Cash flows from financing activities
Proceeds from debt	—	40,000
Debt issuance costs	(1,264)	(1,550)
Payment of debt	(205,000)	(10,000)
Payment of debt extinguishment costs	(2,050)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	326,316	—
Cash paid for offering costs	(7,256)	(721)
Proceeds from private placement	2,233	—
Proceeds from the exercise of stock options	2,985	923
Net cash provided by financing activities	115,964	28,652

Effect of exchange rate changes on cash and cash equivalents	604	—

Net increase (decrease) in cash and cash equivalents	162,435	(6,807)

Cash and cash equivalents, beginning of period	32,433	39,240

Cash and cash equivalents, end of period	$194,868	$32,433

Jamf Holding Corp.

Supplemental Financial Information

Disaggregated Revenues

(In thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
SaaS subscription and support and maintenance	$63,525	$46,239	$224,514	$159,111
On‑premise subscription	6,519	3,854	24,678	16,078
Subscription revenue	70,044	50,093	249,192	175,189

Professional services	4,459	4,479	14,525	19,008
Perpetual licenses	1,923	2,449	5,734	9,830
Non-subscription revenue	6,382	6,928	20,259	28,838
Total revenue	$76,426	$57,021	$269,451	$204,027

Jamf Holding Corp.

Supplemental Financial Information

Reconciliation of GAAP to non-GAAP Financial Data

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating expenses	$71,390	$51,489	$223,161	$168,254
Amortization expense	(5,634)	(5,530)	(22,575)	(22,416)
Stock-based compensation	(2,421)	(607)	(5,872)	(2,267)
Acquisition-related expense	(872)	—	(5,200)	(1,392)
Acquisition-related earnout	(2,100)	(200)	1,000	(200)
Offering costs	(670)	—	(670)	—
Non-GAAP Operating Expenses	$59,693	$45,152	$189,844	$141,979

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Gross profit	$59,535	$41,594	$208,663	$147,998
Amortization expense	2,719	2,678	10,753	10,266
Stock-based compensation	419	38	871	194
Non-GAAP Gross Profit	$62,673	$44,310	$220,287	$158,458
Non-GAAP Gross Profit Margin	82%	78%	82%	78%

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating loss	$(11,855)	$(9,895)	$(14,498)	$(20,256)
Amortization expense	8,353	8,208	33,328	32,682
Stock-based compensation	2,840	645	6,743	2,461
Acquisition-related expense	872	—	5,200	1,392
Acquisition-related earnout	2,100	200	(1,000)	200
Offering costs	670	—	670	—
Non-GAAP Operating Income (Loss)	$2,980	$(842)	$30,443	$16,479
Non-GAAP Operating Income Margin	4%	-1%	11%	8%

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net loss	$(8,965)	$(11,249)	$(22,771)	$(32,600)
Amortization expense	8,353	8,208	33,328	32,682
Stock-based compensation	2,840	645	6,743	2,461
Foreign currency transaction loss (gain)	251	(59)	722	1,252
Loss on extinguishment of debt	—	—	5,213	—
Acquisition-related expense	872	—	5,200	1,392
Acquisition-related earnout	2,100	200	(1,000)	200
Offering costs	670	—	670	—
Discrete tax items	(1,338)	(13)	(2,937)	53
Benefit for income taxes(1)	(2,323)	(2,197)	(9,793)	(9,280)
Non-GAAP Net Income (Loss)	$2,460	$(4,465)	$15,375	$(3,840)
Net loss per share:
Basic	$(0.08)	$(0.11)	$(0.21)	$(0.32)
Diluted	$(0.08)	$(0.11)	$(0.21)	$(0.32)
Weighted-average shares used in computing net loss per share:
Basic	116,647,340	102,825,965	108,908,597	102,752,092
Diluted	116,647,340	102,825,965	108,908,597	102,752,092
Non-GAAP Net Income (Loss) per Share:
Basic	$0.02	$(0.04)	$0.14	$(0.04)
Diluted	$0.02	$(0.04)	$0.14	$(0.04)
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	116,647,340	102,825,965	108,908,597	102,752,092
Diluted	120,069,893	102,825,965	111,868,920	102,752,092

(1) With exception of the fourth quarter of 2020, the related tax effects of the adjustments to Non-GAAP Net Income (Loss) were calculated using the respective statutory tax rates for applicable jurisdictions, which was not materially different from our annual effective tax rate of approximately 25%. In the fourth quarter of 2020, our annual effective tax rate was impacted by changes in valuation allowance and foreign currencies. Therefore, we used the annual effective tax rate of 15.4% in the fourth quarter of 2020 as this was materially different than our statutory rate.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$19,702	$6,537	$52,743	$11,904
Add:
Cash paid for interest	2	4,908	12,649	20,693
Cash paid for acquisition-related expense	1,900	—	5,200	1,392
Less:
Purchases of equipment and leasehold improvements	(2,532)	(1,026)	(4,368)	(7,190)
Unlevered free cash flow	$19,072	$10,419	$66,224	$26,799
Unlevered free cash flow margin	25%	18%	25%	13%